UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 05, 2023

BOXSCORE BRANDS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41594	22-3956444
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 West Putnam Ave. Suite 400

Greenwich, Connecticut 06830

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 800-998-7962

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01   ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

On 05 April 2023, BoxScore Brands, Inc. (the “Company”) closed transactions (the “Convertible Notes Offering”) under a series of Note Purchase Agreements (the “Purchase Agreements”) with four (4) investors identified therein and below (the “Purchasers”) pursuant to which, among other things, the Purchasers, subject to the satisfaction or waiver of the conditions set forth in the Purchase Agreement, purchased from the Company certain convertible notes (the “Convertible Notes”) with an aggregate principal amount of One Million Five Hundred Thousand Dollars ($1,500,000). The Company received net proceeds of $1,447,500 through the Convertible Notes Offering.

The Convertible Notes provide for a maturity of 12-months; 7.5% interest per annum; and, no right to prepay during the first 6-months after the date of issuance (the “Issuance Date”). The Convertible Notes are convertible into shares of common stock of the Company (the “Conversion Shares”) as follows:

(a) The Convertible Notes automatically convert into Conversion Shares upon the shares of the Company’s common stock being listed on a higher exchange due to the (i) pricing and funding of an S-1 registration statement; or, (ii) the closing of a transaction resulting in the uplist (either, a “Triggering Transaction”). The conversion price for the Conversion Shares in an automatic conversion shall be equal to:

(1) 75% of the price under the Triggering Transaction if within 120-days of the Issuance Date;

(2) 70% of the price under the Triggering Transaction if within 121 to 150-days of the Issuance Date;

(3) 65% of the price under the Triggering Transaction if more than 150-days of the Issuance Date.

(b) The Purchasers have the right to convert into Conversion Shares, in whole or in part, at any time after 180-days following the Issuance Date. The conversion price for the Conversion Shares in a voluntary conversion shall be equal to 65% of the volume weighted average price for the Company’s common stock during the 20-consecutive trading days preceding the conversion.

The Purchasers, none of whom were related parties to the Company, were the following, in the respective amounts: Kings Wharf Opportunities Fund, LP, a Delaware limited partnership, for $750,000; Leviston Resources LLC, a Delaware limited liability company, for $350,000.00; Candace Shira & Marvin Engle, husband and wife, for $200,000; and, Linda Shira, for $200,000. The Convertible Notes were issued in a private placement to accredited investors in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended from time-to-time.

The foregoing description of the Convertible Notes Offering does not purport to be complete, and is qualified in its entirety by reference to the form of Purchase Agreement and the form of Convertible Note, copies of which are attached and filed as Exhibit 10.1 and 4.1 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

ITEM 3.02   UNREGISTERED SALES OF EQUITY SECURITIES.

The information called for by this Item 3.02 is contained in Item 1.01, above, and is incorporated herein by reference.

ITEM 8.01 OTHER EVENTS

On 06 April 2023 the Company issued a press release announcing the closing of the Convertible Notes Offering. A copy of the press release is included herewith as Exhibit 99.1 and the information in the press release is incorporated by reference into this Item 8.01.

ITEMS 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Convertible Notes
10.1	Form of Note Purchase Agreements
99.1	Press Release issued 06 April 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: 06 April 2023	BOXSCORE BRANDS, INC.

	BY:	/S/ SEBASTIAN LUX
Sebastian Lux,
Co-Chief Executive Officer

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